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                                                                   Exhibit 99.25


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                  Consent of SG Cowen Securities Corporation



June 14, 2001


Board of Directors
Integrated Measurement Systems, Inc.
9525 W. Gemini Drive
Beaverton, OR 97008


We hereby consent to the inclusion of our opinion, dated May 15, 2001, in the joint proxy statement-prospectus of Credence Systems Corporation, which is a part of the Registration Statement on Form S-4 (No. 333-62386). In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ SG Cowen Securities Corporation

SG COWEN SECURITIES CORPORATION